Exhibit 23.1

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this prospectus supplement to Health and Retirement Properties Trust's registration statement on Form S-3 (File No. 333-26887) of our report dated February 19, 1998 included in New Marriott MI, Inc.'s (subsequently renamed "Marriott International, Inc.") Form 10-K for the fiscal year ended January 2, 1998 (File No. 1-13881) and to all references to our Firm included in the prospectus supplement to such registration statement.



                                                     /s/ Arthur Andersen LLP

Washington, D.C.
May 11, 1998